DENNIS W. BERSCH
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Oak Brook Capital III, Inc.

Dated: May 15, 2000

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 25, 1999 appearing on page F-2 of Oak Brook Capital I, Inc. Registration Statement on Form 10SB12G for the year ended December 31, 1998. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.


                                        /s/ Dennis W. Bersch

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                                        Dennis W. Bersch